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                                                                    EXHIBIT 11.1

                          POWERWAVE TECHNOLOGIES, INC.
                      COMPUTATION OF NET INCOME PER SHARE
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

EPS CALCULATION AS OF JUNE 28, 1998
Shares issued and outstanding at March 29, 1998
 and December 28, 1997..............................                  17,133,373                   17,263,713
Shares issued under the Employee Stock
 Purchase Plan......................................             -             -         23,456        19,203
Options exercised during the period.................        12,375         6,174        158,579       129,613
Shares repurchased during the period................                           -       (300,000)     (274,847)
                                                                     -----------                  -----------
Weighted average common shares - basic..............                  17,139,547                   17,137,682
Weighted average options issued
 and outstanding as of June 28, 1998................     1,362,492                    1,126,078
Proceeds............................................   $15,060,857                  $11,455,935
Assumed buyback price...............................   $     17.77                  $     16.38
                                                       -----------                  -----------

Shares bought back with proceeds....................       847,694                      699,369
Assumed shares bought back with non-qualified tax
 benefit utilizing 36.5% tax rate...................       187,901                      156,479
Potential common shares.............................                     326,897                      272,230
                                                                     -----------                  -----------
Total weighted average common shares - diluted......                  17,466,444                   17,409,912
Net income at June 28, 1998.........................                 $ 1,879,142                  $ 4,086,183
                                                                     -----------                  -----------

Diluted net income per share........................                 $      0.11                  $      0.24
                                                                     ===========                  ===========

Basic net income per share..........................                 $      0.11                  $      0.24
                                                                     ===========                  ===========

EPS CALCULATION AS OF July 4, 1999

Shares issued and outstanding at April 4, 1999
 and January 3, 1999................................                  19,776,310                   17,249,676
Options exercised during the period.................       110,657        90,271        305,502       211,417
Shares issued in public offering....................             -             -      2,000,000     1,274,726
Share issued to fulfill over-allotment..............             -             -        300,000       173,077
Shares issued under the Employee Stock
 Purchase Plan......................................             -             -         31,789        26,899
                                                                     -----------                   ----------
Weighted average common shares - basic..............                  19,866,581                   18,935,795
Weighted average options issued
 and outstanding as of July 4, 1999.................     1,981,788                    1,960,076
Proceeds............................................   $29,177,561                  $27,441,805
Assumed buyback price...............................   $     29.69                  $     27.35
                                                       -----------                  -----------
Shares bought back with proceeds....................       982,883                    1,003,519
Assumed shares bought back with non-qualified tax
 benefit utilizing 36.5% tax rate...................       365,908                      350,701
Potential common shares.............................                     632,997                      605,856
                                                                     -----------                  -----------

Total weighted average common shares - diluted......                  20,499,578                   19,541,651
Net income at July 4, 1999..........................                 $ 4,202,401                  $ 6,253,615
                                                                     -----------                  -----------

Diluted net income per share........................                 $      0.20                  $      0.31
                                                                     ===========                  ===========

Basic net income per share..........................                 $      0.21                  $      0.32
                                                                     ===========                  ===========
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